                          COOPERS & LYBRAND LETTERHEAD


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Noel Group, Inc. on Form S-8 (File No. 33-55296) of our report dated December 2, 1994, on our audit of the financial statements of HealthPlan Services Division (formerly Plan Services Division, a wholly-owned division of The Dun & Bradstreet Corporation), as of September 30, 1994, and for the nine-month period then ended, which report is included in this Annual Report on Form 10-K.

Coopers & Lybrand L.L.P.
Tampa, Florida
April 10, 1997